SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2008

GREENMAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13776	71-0724248
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

12498 Wyoming Ave So.
Savage, MN   55378
(Address of principal executive offices, including zip code)

(781) 224-2411
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry Into a Definitive Material Agreement

On September 12, 2008, GreenMan Technologies, Inc. (“GreenMan”), along with its two wholly owned subsidiaries, GreenMan Technologies of Iowa, Inc., an Iowa corporation, and GreenMan Technologies of Minnesota, Inc., a Minnesota corporation (together, the “Sellers”) entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with Liberty Tire Services, LLC, a Delaware limited liability company (“LTS”) and Liberty Tire Services of Ohio, LLC, a Delaware limited liability company and wholly owned subsidiary of LTS (“Purchaser”).  Pursuant to the Purchase Agreement, GreenMan and the Sellers agreed to sell substantially all assets of the Sellers related to the businesses of tire collection, disposal, shredding, processing, recycling and sale of used tires located primarily in Iowa and Minnesota (the “Business”), in exchange for approximately $26 million in cash (the “Purchase Price”).

The Purchase Price is equal to (i) $5.00 for each dollar of earnings before interest, taxes, depreciation and amortization (EBITDA) for the Business for the 12-month period commencing on October 1, 2007 and ending on September 30, 2008, minus (ii) $492,000, minus (iii) all outstanding indebtedness assumed by the Purchaser and not paid by Sellers at the closing, plus (iv) the assumption of certain liabilities by the Purchaser. The Purchase Price may be subject to adjustment after closing pursuant to the terms of the Purchase Agreement.

The sale of assets is subject to customary closing conditions, including approval by GreenMan’s stockholders. The Purchase Agreement contains certain termination rights and provides that, upon the termination of the Purchase Agreement under specified circumstances, GreenMan will be required to pay LTS a termination fee equal to 4% of the Purchase Price.

The Purchase Agreement contains customary representations, warranties and covenants made by the parties to one another. GreenMan’s covenants include that (i) GreenMan will conduct the Business in the ordinary course consistent with past practice during the period between the execution of the Purchase Agreement and the closing, (ii) GreenMan will not engage in certain kinds of transactions during such period, (iii) GreenMan will not (a) solicit proposals relating to alternative business combination transactions or (b) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, (iv) GreenMan will cause a meeting of its stockholders to be held to consider the approval of the sale of assets, and (v) subject to certain customary exceptions, GreenMan’s Board of Directors will recommend that GreenMan’s stockholders adopt the Purchase Agreement and thereby approve the sale of assets.

In connection with the execution of the Purchase Agreement, GreenMan, each of the Sellers, LTS, Purchaser, each member of GreenMan’s Board of Directors and each of GreenMan’s executive officers have executed a Stockholder Voting Agreement (the “Voting Agreement”). Under the Voting Agreement, such directors and executive officers have committed (i) to vote all of the shares of GreenMan’s capital stock owned by them as of the date of the Voting Agreement, together with all shares of GreenMan’s capital stock acquired by them after the date of the Purchase Agreement, in favor of the adoption of the Purchase Agreement and the approval of the sale of assets, and (ii) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions. The shares subject to the Voting Agreement constitute approximately 25% of the outstanding capital stock of GreenMan as of the date of the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchase Agreement and the Voting Agreement, copies of which are filed as Exhibits 2.1 and 4.1, respectively, and are incorporated by reference. The Purchase Agreement and the Voting Agreement have been included to provide investors with information regarding their respective terms and are not intended to provide any other factual information about GreenMan or LTS or their affiliates. The Purchase Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, one another. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing the Purchase Agreement and that modifies, qualifies and creates exceptions to the representations and warranties contained in the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Purchase Agreement or as of a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, (iii) in some cases they are intended solely to allocate certain risks among the parties, and (iv) they are modified in important part by the underlying disclosure schedule. This disclosure schedule contains information that has been included in GreenMan’s prior public disclosures, as well as non-public information.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in GreenMan’s public disclosures.

GreenMan intends to file a proxy statement and other relevant documents related to the proposed transaction with the Securities and Exchange Commission (the “Commission”).  GREENMAN’S STOCKHOLDERS ARE URGED TO READ GREENMAN’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain the documents free of charge at the Commission’s web site, www.sec.gov, and GreenMan’s stockholders and investors may obtain free copies of the documents filed with the Commission by GreenMan (when they are available) by directing a request by mail or telephone to Charles Coppa, Chief Financial Officer, GreenMan Technologies, Inc., 12498 Wyoming Avenue South, Savage, Minnesota 55378, (781) 224-2411.

Item 7.01.  Regulation FD Disclosure

On September 15, 2008, GreenMan issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.   Financial Statements and Exhibits.

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

(c)  Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

2.1
Asset Purchase Agreement among GreenMan Technologies, Inc., Liberty Tire Services, LLC, Liberty Tire Services of Ohio, LLC, GreenMan Technologies of Iowa, Inc., and GreenMan Technologies of Minnesota, Inc., dated September 12, 2008. Schedules and attachments to the Purchase Agreement are identified in an Index of Exhibits and schedules attached to the Purchase Agreement and are omitted from this Current Report on Form 8-K in reliance on Rule 601(b)(2) of Regulation S-K. GreenMan hereby undertakes to provide such schedules and attachments to the Commission upon request.

4.1
Stockholder Voting Agreement among Liberty Tire Services, LLC, Liberty Tire Services of Ohio, LLC, GreenMan Technologies, Inc., GreenMan Technologies of Iowa, Inc., GreenMan Technologies of Minnesota, Inc., Maurice E. Needham, Lyle Jensen, Dr. Allen Kahn, Lew F. Boyd, Nicholas DeBenedictis and Charles E. Coppa, dated September 12, 2008.

99.1	Press release issued by GreenMan Technologies, Inc., dated September 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.
(Registrant)

By: /s/Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date:  September 17, 2008